                                   BONUS AGREEMENT

     THIS BONUS AGREEMENT is effective as of the ______ day of _______________, 1998, by and between Binks Sames Corporation, a Delaware corporation (the "Company"), and _______________ (the "Employee").

                                 W I T N E S S E T H:

     WHEREAS, Employee is now employed by the Company;

     WHEREAS, Company is exploring certain strategic alternatives for the Company and/or its affiliates that may result in a transaction involving a Change in Control (as is hereinafter defined), and Employee acknowledges that prior to and after such a transaction Employee may become aware of confidential information which could cause irreparable harm to the Company and/or its stockholders if disclosed;

     WHEREAS, Company and Employee acknowledge that in order to facilitate such a transaction, it is desired that the Employee continue to be employed by the Company through the date of such transaction;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, it is agreed as follows:

     1. EXISTING EMPLOYMENT AGREEMENT. Nothing in this Agreement shall be construed to supersede the rights and obligations of the Employee or Company contained in any employment agreement.

     2.   STAY BONUSES/CLOSING BONUS.

          (a) FIRST STAY BONUS. The Company shall pay Employee an amount (the "First Stay Bonus") equal to the product obtained by multiplying (x) the amount of the Employee's Base Salary (as hereinafter defined) earned during the month of August 1998, by (y) six (6), less withholding taxes, other normal payroll taxes and any other amounts required by law to be withheld from the First Stay Bonus, no later than September 30, 1998, provided that (i) the Employee remains continuously employed with the Company for the period beginning March 1, 1998 through and including August 31, 1998 (the "First Six Month Period") and
(ii) the Employee complies fully with the terms of this Agreement and any other current or future agreement between the Employee and the Company. "Base Salary" shall mean the gross amount of the Employee's base salary prior to withholding taxes, other normal payroll deductions and any other amounts required by law to be withheld for the specified one (1) month period, excluding any bonuses, benefits, profit sharing, pension, fringe benefits, or any other forms of compensation beyond the Employee's base salary.

          (b) SECOND STAY BONUS. The Company shall pay Employee an amount (the "Second Stay Bonus") equal to the product obtained by multiplying (x) the amount of the Employee's Base Salary earned during the month of February 1999, by (ii) six (6), less withholding taxes, other normal payroll taxes and any other amounts required by law to be withheld from the Second Stay Bonus, no later than March 31, 1999, provided that (i) the Employee remains continuously employed with the Company for the First Six Month Period and the period beginning February 28, 1998, through and including February 28, 1999 (the "Second Six Month Period") and (ii) the Employee complies fully with the terms of this Agreement and any other current or future agreement between the Employee and the Company. Except as otherwise provided in this Agreement, the First Stay Bonus and the Second Stay Bonus (collectively the "Stay Bonuses") are in addition to and not in lieu of the compensation, benefits and/or other bonuses that the Employee earns or is entitled to receive. The Stay Bonuses, Closing Bonus and death/Disability Payment (as hereinafter defined) are collectively referred to hereinafter as the "Bonuses".

          (c) CLOSING BONUS. If the Employee's employment with the Company is terminated (the "Change in Control Termination") as a direct result of a Change in Control during the First Six Month Period or Second Six Month Period, the Company shall pay the Employee an amount (the "Closing Bonus"), equal to the product obtained by multiplying (x) the amount of the Employee's Base Salary earned during the calendar month immediately preceding the month in which the Change in Control Termination occurred, by (y) twelve (12) if the Change in Control Termination occurs during the First Six Month Period, or by six (6) if the Change in Control Termination occurs during the Second Six Month Period, less withholding taxes, other normal payroll taxes and any other amounts required by law to be withheld from the Closing Bonus, within thirty (30) days after the date of the Change in Control Termination, provided that (i) the Employee remains continuously employed with the Company until the date of the Change in Control Termination, and (ii) the Employee complies fully with the terms of this Agreement and any other current or future agreement between the Employee and the Company. The Closing Bonus shall be paid to Employee in lieu of and not in addition to (A) the Stay Bonuses if the Change in Control Termination occurs during the First Six Month Period, (B) the Second Stay Bonus if the Change in Control Termination occurs during the Second Six Month Period and (C) any of the other Bonuses or payments provided for in this Agreement.

          (d) DEATH/DISABILITY. If the Employee dies or suffers a Disability (as defined below) during the First Six Month Period or Second Six Month Period, the Company shall pay Employee an amount (the "death/Disability Payment") equal to the product obtained by multiplying (x) the amount of the Employee's Base Salary earned during the calendar month immediately preceding the month in which the Employee dies or suffers a Disability, by (y) twelve (12) if the death/Disability occurs during the First Six Month Period, or by six (6) if the death/Disability occurs during the Second Six Month Period, less withholding taxes, other normal payroll taxes and any other amounts required by law to be withheld from the death/Disability Payment, within thirty (30) days after the date of death of the Employee or the date it is determined that the Employee has suffered a Disability (as provided for below), provided that (i) the Employee remains continuously employed with the Company until the date of the Employee's death/Disability, and (ii) the Employee complies fully with the terms of this Agreement and any other current or future agreement between the Employee and the Company. The death/Disability Payment shall be paid to Employee in lieu of and not in addition to (A) the Stay Bonuses if the date of the Employee's death/Disability occurs during the First Six Month Period, (B) the Second Stay Bonus if the date of the Employee's death/Disability occurs during the Second Six Month Period and (C) any of the other Bonuses or payments provided for in this Agreement. For purposes of this Agreement, the Employee shall be deemed to have


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

suffered a "Disability" if the Employee shall be: (i) deemed to be mentally or physically disabled by the insurance carrier which provides disability insurance coverage for employees of the Company and such mental or physical disability continues for six (6) months; (ii) in the absence of such disability insurance, when in the judgment of the Board of Directors of the Company, the Employee is unable to continue to perform the Employee's then current duties and such mental or physical disability continues for a period of six (6) months; or (iii) deemed to be mentally or physically disabled by a licensed practicing physician of the Company's choice. Notwithstanding Subsection (ii) or (iii) above, in the event of a dispute between the parties as to the Employee's Disability, the parties shall select a licensed practicing physician to determine the Employee's condition. In the event the parties cannot agree on the selection of a physician, the issue shall be submitted to arbitration for immediate resolution in accordance with Section 9. The determination of such physician shall be binding on the Company and the Employee and/or the Employee's personal representative. Termination of this Agreement or the Employee's employment hereunder due to the Employee's Disability shall not relieve the Employee of the Employee's obligations under Section 4.

     3. CHANGE IN CONTROL. The term "Change in Control" means any transaction or a series of related transactions, whether involving the Company or the holders of any class or series of its stock, (a) in which the current shareholders of the Company cease to be the beneficial owners, directly or indirectly, of a majority of stock of Company or of any successor by merger, consolidation or similar transaction or (b) in which all or substantially all of the Company's assets shall be sold, leased, conveyed or otherwise disposed of as an entirety or substantially as an entirety to any person or entity. If a Change in Control is accomplished pursuant to (b) above, the person or entity purchasing substantially all of the assets of the Company shall become a party to this Agreement and shall assume all of Company's rights and obligations under this Agreement. If the person or entity purchasing substantially all of the assets of the Company does not become a party to this Agreement and assume the Company's rights and obligations hereunder, the Company shall not be released of its obligations hereunder.

     4.   EMPLOYEE'S DUTIES.

          (a) During the term of this Agreement the Employee agrees that Employee will not use for Employee's own account and, except pursuant to a court order, statute or government regulation, as is necessary to the performance of the Employee's duties to the Company or as requested by the Company's Chief Executive Officer, communicate or disclose to any person, or advise, discuss with, or in any way assist any other person or firm in obtaining or learning about, information concerning: (i) the potential or actual sale of the Company's assets or stock; (ii) the name(s) of any potential or actual purchaser; (iii) the terms of any offers (whether or not accepted); and (iv) the terms of this Agreement, including but not limited to the amount of the Bonuses provided for in Section 2. The Employee further covenants and agrees that Employee shall retain all such knowledge and information concerning the foregoing in trust for the sole benefit of the Company and its successor or assign. The Employee agrees to provide Company with prompt notice of any requests for information, court orders, subpoena, civil investigative demands or similar processes, seeking information or documents relating to the information enumerated in subparts (i)-(iv) of this paragraph, so that Company may seek an appropriate protective order, and, Employee further agrees to use the


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

Employee's best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such confidential information.

          (b)  Employee shall not, during the term of this Agreement and for one
(1) year thereafter, directly or indirectly provide services in the capacity as an owner, independent contractor, principal, agent, officer, director, partner, stockholder, employee or consultant to any person or entity that contacts or is contacted by the Company or one of its agents in connection with the anticipated disposition of the Company's assets or stock; PROVIDED, HOWEVER, that the restriction on Employee set forth in this Subsection 4 (b) shall not apply in the event the Company terminates the Employee's employment with the Company without Cause by Company (as defined below), including a Change in Control Termination, or the Employee terminates the Employee's employment with the Company with Cause by Employee (as defined below).

     5. TERM. This Agreement shall terminate thirty-two (32) days after the end of the Second Six Month Period, unless terminated earlier pursuant to the provisions hereof.

     6.   TERMINATION BY COMPANY.

          (a) The Company may terminate this Agreement and Employee's employment with the Company at any time, with or without Cause by Company (as defined below), by written notice to Employee. Such written notice shall specify whether the termination is with or without Cause by Company and if such termination is with Cause by Company the notice shall specify in reasonable detail the underlying failure or misconduct giving rise to such termination with Cause by Company. If the Company terminates Employee's employment with Cause by Company, the Employee shall not be entitled to receive any of the Bonuses provided for in Section 2 of this Agreement. If, however, the Company terminates Employee's employment without Cause by Company (other than a Change in Control Termination) during the First Six Month Period or Second Six Month Period, the Company shall immediately pay the Employee an amount equal to the product obtained by multiplying (x) the amount of the Employee's Base Salary earned during the calendar month immediately preceding the month in which the Employee was terminated without Cause by Company, by (y) twelve (12) if such termination occurs during the First Six Month Period, or by six (6) if such termination occurs during the Second Six Month Period, less withholding taxes, other normal payroll taxes and any other amounts required by law to be withheld from such payment, within thirty (30) days after the date of such termination, provided that (i) the Employee remains continuously employed with the Company until the date of the Employee is terminated without Cause by Company, and (ii) the Employee complies fully with the terms of this Agreement and any other current or future agreement between the Employee and the Company. The payment provided for in the immediately preceding sentence shall be in lieu of and not in addition to (A) the Stay Bonuses if the date the Employee is terminated without Cause by the Company occurs during the First Six Month Period, (B) the Second Stay Bonus if such date occurs during the Second Six Month Period and (C) any of the other Bonuses or payments provided for in this Agreement.

          (b)  The term "Cause by Company" shall mean:

               (i) except in the event of the Employee's Disability, an act of misconduct or material failure by the Employee to perform the Employee's material duties or reasonable obligations to the Company which the Employee fails to remedy within thirty (30) days after written notice is received by the Employee specifying the alleged act of misconduct or failure in reasonable detail;

               (ii) conviction by the Employee of a felony;

              (iii) a material act of dishonesty or breach of trust on the part of the Employee resulting, or intending to result, directly or indirectly in personal gain or enrichment at the expense of the Company or its shareholders or other detriment to the Company or its shareholders; and

               (iv) disclosure of any proprietary information of the Company to the detriment of the Company or its shareholders (except pursuant to a court order or as otherwise permitted by this Agreement).

          (c) Termination of this Agreement and the Employee's employment by the Company with or without Cause by Company shall not relieve the Employee of the Employee's obligations under Section 4 of this Agreement, notwithstanding that Employee's compensation and benefits shall otherwise terminate.

     7.   TERMINATION BY EMPLOYEE.

          (a) The Employee may terminate this Agreement and the Employee's employment with the Company at any time with or without Cause by Employee (as such term is defined below), by written notice to the Company. Such written notice shall specify whether the termination is with or without Cause by Employee and if such termination is with Cause by Employee the notice shall specify in reasonable detail the underlying failure or breach giving rise to such termination with Cause by Employee. If the Employee terminates this Agreement and the Employee's employment with the Company without Cause by Employee, the Employee shall not be entitled to receive any of the Bonuses provided for in Section 2. If, however, the Employee terminates the Employee's employment with the Company with Cause by Employee (other than a Change in Control Termination) during the First Six Month Period or Second Six Month Period, the Company shall immediately pay the Employee an amount equal to the product obtained by multiplying (x) the amount of the Employee's Base Salary earned during the calendar month immediately preceding the month in which the Employee's employment is terminated with Cause by Employee, by (y) twelve (12) if such termination occurs during the First Six Month Period, or by six (6) if such termination occurs during the Second Six Month Period, less withholding taxes, other normal payroll taxes and any other amounts required by law to be withheld from such payment, within thirty (30) days after the date of such termination, provided that (i) the Employee remains continuously employed with the Company until the date the Employee's employment is terminated with Cause by Employee, and (ii) the Employee complies fully with the terms of this Agreement and any other current or future agreement between the Employee and the Company. The payment provided for in the immediately preceding sentence shall be in lieu of and not in addition to (A) the Stay Bonuses if the date the Employee's employment is terminated with Cause by Employee occurs during the First Six Month Period, (B) the Second Stay Bonus if such date occurs during the Second Six Month Period and (C) any of the other Bonuses or payments provided for in this Agreement.

          (b)  The term "Cause by Employee" shall mean:

               (i) a material breach by the Company of any material covenant or agreement hereunder where the Company has failed to remedy such alleged breach within sixty (60) days after written notice is received by the Company from the Employee specifying the alleged breach in reasonable detail;

               (ii) a reduction of the Employee's compensation and/or benefits without Cause by Company from the current amounts which the Employee is currently earning or entitled;

              (iii) a reduction of the Employee's duties and/or title without Cause by Company as they currently exist; and

               (iv) requiring the Employee to work in a location other than the location where the Employee is currently employed.

          (c) Termination by the Employee with or without Cause by Employee of this Agreement or the Employee's employment hereunder shall not relieve the Employee of the Employee's obligations under Section 4 of this Agreement, notwithstanding that Employee's compensation and benefits shall otherwise terminate.

     8. REMEDIES. Notwithstanding Section 9 of this Agreement, in the event of a breach or threatened breach by the Employee of Section 4, the Company shall be entitled to a temporary restraining order and an injunction restraining the Employee from the commission of such breach. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of money damages. In any dispute arising from this Agreement, the prevailing party shall be entitled to reimbursement from the other party of reasonable attorney's fees and costs incurred in connection with such dispute.

     9. ARBITRATION. Except as otherwise provided for in this Agreement, the Company and Employee agree to settle any controversy or claim arising out of or relating to this Agreement or the breach thereof by arbitration in the City of Chicago, Illinois, in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

     10. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach by the other party.

     11. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, assigns, heirs and legal representatives, including


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

the person or entity purchasing the assets or stock of the Company which causes a Change in Control. Insofar as the Employee is concerned, this Agreement, being personal, cannot be assigned.

     12. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the construction or interpretation of this Agreement.

     13. SEVERABILITY. Whenever possible each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original, but all of which together shall constitute one and the same instrument.

     15. GOVERNING LAW. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of Illinois, without reference to the conflict of law provisions of such state.

     16. NOTICE. All notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or three (3) days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, if to the Employee, at the address listed under his name, or if to the Company, at the address listed under its name or to such other address as such party shall have specified by notice to the other party hereto as provided in this Section.

     17. ENTIRE AGREEMENT. Except as specifically provided for in this Agreement, this Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

EMPLOYEE:                                    COMPANY:
                                             BINKS SAMES CORPORATION



                                             By:
--------------------------------------          --------------------------------
Name:                                        Name:
                                                  ------------------------------
                                             Its:
                                                 -------------------------------
Address:                                     Address:
--------------------------------------       9201 Belmont Avenue
                                             Franklin Park, Illinois 60131
--------------------------------------



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